Exhibit 21

R. R. Donnelley & Sons Company

Subsidiaries as of 2/6/2012

Entity Name	Domestic Jurisdiction	Country
77 Capital Partners II., L.P	Delaware	United States

Asia Printers Group Limited	Cayman Islands	Cayman Islands

Astron Lasercom AG	Switzerland	Switzerland

Banta Corporation	Wisconsin	United States

Banta Europe B.V.	Netherlands	Netherlands

Banta Global Turnkey (Shenzhen) Co., Ltd.	China	China

Banta Global Turnkey (Singapore) PTE LTD	Singapore	Singapore

Banta Global Turnkey BV	Netherlands	Netherlands

Banta Global Turnkey Limited	Hong Kong	Hong Kong

Banta Global Turnkey Ltd.	Texas	United States

Banta Global Turnkey Ltd.	Ireland	Ireland

Banta Global Turnkey, Ltd.	United Kingdom	United Kingdom

Banta Global Turnkey, s.r.o.	Czech Republic	Czech Republic

Banta Integrated Media-Cambridge, Inc.	Massachusetts	United States

Beijing Donnelley Printing Co., Ltd.	Beijing	China

BGT-US, LLC	Wisconsin	United States

Bowne Holdings C.V.	Netherlands	Netherlands

Bowne International Do Brasil Servicos Graficos E Comuncacao Corporative Ltda.	Brazil	Brazil

Bowne International Holdings GmbH	Switzerland	Switzerland

Bowne International Ltd.	United Kingdom	United Kingdom

Bowne International Luxembourg SARL	Luxembourg	Luxembourg

Bowne International, L.L.C.	Delaware	United States

Bowne UK Limited	United Kingdom	United Kingdom

Brightime Ventures Limited	Cayman Islands	Cayman Islands

Cardinal Brands Azteca S.A. de C.V.	Mexico	Mexico

Cardinal Brands Canada Company	Nova Scotia	Canada

Cardinal Brands de Mexico S.A. de C.V.	Mexico	Mexico

Cardinal Brands Fabricacion S.A. de C.V.	Mexico	Mexico

Cardinal Brands Holding Company	Delaware	United States

Cardinal Brands Matamoros S.A. de C.V.	Mexico	Mexico

Caslon Incorporated	Delaware	United States

Confort & Company, Inc.	New York	United States

Critical Mail Continuity Services Limited	England	England

Data Entry Holdings Limited (Jersey)	Channel Islands	Jersey

Data Entry International Limited (Cyprus)	Cyprus	Cyprus

DEI Group Limited	England	England

Devonshire Appointments Limited	England	England

Devonshire GmbH	Germany	Germany

Devonshire Recruitment Holdings Limited	England	England

Devonshire Sp. z o.o	Poland	Poland

Dongguan Donnelley Printing Co., Ltd.	China	China

Donnelley Cochrane Grafica Editora Do Brasil Ltda.	Brazil	Brazil

e-doc Group Pension Scheme Trustee Limited	England	England

edotech Trustee Company Limited	England	England

Helium, Inc.	Delaware	United States

Heritage Preservation Corporation	South Carolina	United States

Impresora Donneco Internacional, S. de R.L. de C.V.	Mexico	Mexico

Inversora Dirkon S.A.	Uruguay	Uruguay

Journalism Online, LLC	Delaware	United States

King Yip (Dongguan) Printing & Packaging Factory Ltd.	China	China

King Yip Packaging (China) Limited	British Virgin Islands	British Virgin Islands

Kunshan Donnelley Commerical Co., Ltd	China	China

Lasercom (UK) Limited	England	England

Lasercom Holdings Limited	England	England

LibreDigital, Inc.	Delaware	United States

LLC "R.R. Donnelley"	Moscow	Russian Federation

Moore (St.Lucia) Ltd	St. Lucia	St. Lucia

Moore Business Forms Holdings UK Limited	United Kingdom	United Kingdom

Moore Business Forms Limited	United Kingdom	United Kingdom

Moore Canada Corporation	Nova Scotia	Canada

Moore Chile, S.A.	Chile	Chile

Moore de Venezuela SA	Venezuela	Venezuela

Moore IMS BV	Netherlands	Netherlands

Moore International B.V.	Netherlands	Netherlands

Moore North America Finance, Inc.	Delaware	United States

Moore Paragon (Caribbean) Limited	Barbados	Barbados

Moore Response Marketing BV	Netherlands	Netherlands

Moore Response Marketing BVBA	Belgium	Belgium

Moore Response Marketing GmbH	Germany	Germany

Moore Response Marketing Ltd	United Kingdom	United Kingdom

Moore Trinidad Ltd	Trinidad	Trinidad And Tobago

Moore Wallace North America, Inc.	Delaware	United States

Noble World Printing (Holdings BVI) Limited	British Virgin Islands	British Virgin Islands

OfficeTiger BV	Netherlands	Netherlands

OfficeTiger Global Real Estate Services Inc.	Delaware	United States

OfficeTiger Holdings Inc.	Delaware	United States

OfficeTiger Lanka (Private) Limited	Sri Lanka	Sri Lanka

OfficeTiger LLC	Delaware	United States

R. R. Donnelley (Europe) Limited	Delaware	United States

R. R. Donnelley (Mauritius) Holdings LTD	Mauritius	Mauritius

R. R. Donnelley (Santiago) Holdings LLC	Delaware	United States

R. R. Donnelley (U.K.) Directory Limited	United Kingdom	United Kingdom

R. R. Donnelley (U.K.) Limited	United Kingdom	United Kingdom

R. R. Donnelley Argentina, S.A.	Argentina	Argentina

R. R. Donnelley Asia Printing Solutions Limited	Hong Kong	Hong Kong

R. R. Donnelley Business Communication Services Limited	England	England

R. R. Donnelley Business Process Outsourcing Limited	England	England

R. R. Donnelley Chile Limitada	Chile	Chile

R. R. Donnelley de Costa Rica, S.A.	Costa Rica	Costa Rica

R. R. Donnelley de Guatemala, S.A.	Guatemala	Guatemala

R. R. Donnelley de Honduras, S.A. de C.V.	Honduras	Honduras

R. R. Donnelley de Mexico S. de R.L. de C.V.	Mexico	Mexico

R. R. Donnelley Deutschland GmbH	Frankfurt/Main	Germany

R. R. Donnelley Document Solutions (Austria) GmbH	Austria	Austria

R. R. Donnelley Document Solutions (Germany) GmbH	Germany	Germany

R. R. Donnelley Document Solutions (Ireland) Limited	Ireland	Ireland

R. R. Donnelley Document Solutions (Switzerland) GmbH	Switzerland	Switzerland

R. R. Donnelley Document Solutions BV	Netherlands	Netherlands

R. R. Donnelley Document Solutions BVBA	Belgium	Belgium

R. R. Donnelley Document Solutions S.L.	Spain	Spain

R. R. Donnelley Document Solutions Sp. z.o.o.	Poland	Poland

R. R. Donnelley El Salvador, S.A. de C.V.	El Salvador	El Salvador

R. R. Donnelley Europe B.V.	Netherlands	Netherlands

R. R. Donnelley Europe Sp. z o.o	Poland	Poland

R. R. Donnelley Financial Asia Limited	Hong Kong	Hong Kong

R. R. Donnelley Global Document Solutions Limited	England	England

R. R. Donnelley Global Turnkey Solutions Poland, Sp. z.o.o	Poland	Poland

R. R. Donnelley Global, Inc	Delaware	United States

R. R. Donnelley Holdings C.V.	Netherlands	Netherlands

R. R. Donnelley Holdings Mexico, S. de R.L. de C.V.	Mexico	Mexico

R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Hungary	Hungary

R. R. Donnelley Imprimerie Nationale Document Solutions SAS	France	France

R. R. Donnelley Kielce S.A. w likwidacji	Poland	Poland

R. R. Donnelley Latin America L.L.C.	Delaware	United States

R. R. Donnelley Limited	United Kingdom	United Kingdom

R. R. Donnelley Luxembourg SARL	Luxembourg	Luxembourg

R. R. Donnelley Netherlands B.V.	Netherlands	Netherlands

R. R. Donnelley Print & Media Services Limited	England	England

R. R. Donnelley Printing (France) SARL	France	France

R. R. Donnelley Printing Company	Delaware	United States

R. R. Donnelley Publishing India Private Limited	India	India

R. R. Donnelley Receivables, Inc.	Nevada	United States

R. R. Donnelley Roman Financial Limited	Hong Kong	Hong Kong

R. R. Donnelley Starachowice Sp. z o.o	Poland	Poland

R.R. Donnelley de Puerto Rico, Corp.	Puerto Rico	United States

R.R. Donnelley Holdings B.V.	Netherlands	Netherlands

R.R. Donnelley Nova Scotia Company	Nova Scotia	Canada

R.R. Donnelley Operaciones, S. de R.L. de C.V.	Mexico	Mexico

Roman Financial Press (Holdings) Limited	British Virgin Islands	British Virgin Islands

RR Donnelley Servicios, S.A. de C.V.	Mexico	Mexico

RR Donnelley (Chengdu) Printing Co., Ltd.	Chengdu	China

RR Donnelley (China) Holding Co., Ltd.	China	China

RR Donnelley (Hong Kong) Limited	Hong Kong	Hong Kong

RR Donnelley (Shanghai) Commerical Co., Ltd.	China	China

RR Donnelley Alabuga LLC	Republic of Tatarstan	Russian Federation

RR Donnelley Document Solutions SAS	France	France

RR Donnelley Editora e Grafica Ltda.	Brazil	Brazil

RR Donnelley Financial Ireland Limited	Ireland	Ireland

RR Donnelley Financial, Inc.	Delaware	United States

RR Donnelley Finland Oy	Finland	Finland

RR Donnelley Global Business Process Outsourcing Limited	England	England

RR Donnelley Global Business Processing Outsourcing EURL	France	France

RR Donnelley Global Document Solutions Group Limited	United Kingdom	United Kingdom

RR Donnelley Global Turnkey Solutions (Kunshan) Co., Ltd.	China	China

RR Donnelley Global Turnkey Solutions Limited	Ireland	Ireland

RR Donnelley Global Turnkey Solutions Mexico, S. de R.L. de C.V.	Mexico	Mexico

RR Donnelley Holdings Venezuela, S.A.	Venezuela	Venezuela

RR Donnelley India Outsource Private Limited	Chennai	India

RR Donnelley International de Mexico, S.A. de C.V.	Mexico	Mexico

RR Donnelley Italy S.r.l.	Italy	Italy

RR Donnelley Japan, Inc.	Tokyo	Japan

RR Donnelley Logistics Services Worldwide, Inc.	Delaware	United States

RR Donnelley Philippines Inc.	Philippines	Philippines

RR Donnelley SAS	France	France

RR Donnelley Singapore Pte Ltd.	Singapore	Singapore

RRD BPO Holdings Limited	England	England

RRD Canada Financial Company	Nova Scotia	Canada

RRD Dutch Holdco, Inc.	Delaware	United States

RRD Financial International Holdings LLC	Delaware	United States

RRD Financial of New York City, L.L.C.	New York	United States

RRD GDS Holdings (Europe) Limited	England	England

RRD GDS Limited	United Kingdom	United Kingdom

RRD Holdco LLC	Delaware	United States

RRD Holdings C.V.	Netherlands	Netherlands

RRD MB Corporation	Delaware	United States

RRD Netherlands LLC	Delaware	United States

RRD PM Holdings Limited	England	England

RRD Secaucus Financial, Inc.	New York	United States

RRD South Bend, Inc.	Delaware	United States

RRD SSC Europe BVBA	Belgium	Belgium

Sequence Medical LLC	Delaware	United States

Sequence Partners LLC	Delaware	United States

Sequence Personal LLC	Delaware	United States

Shanghai Donnelley PreMedia Technology Co., Ltd.	Shanghai	China

Shenzhen Donnelley Printing Co., Ltd.	China	China

Sierra Industrial S. de R.L. de C.V.	Mexico	Mexico

South China Printing (Holdings) Ltd.	Cayman Islands	Cayman Islands

South China Printing Company Limited	Hong Kong	Hong Kong

Stratus Group, Inc.	Ohio	United States

Valiant Packaging (Holdings) Limited	British Virgin Islands	British Virgin Islands

Von Hoffmann Corporation	Delaware	United States

Von Hoffmann Holdings Inc.	Delaware	United States